UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BACTERIN INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To Be Held July 27, 2012

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Bacterin International Holdings, Inc. (the “Company”) on July 27, 2012 at 10:30 a.m. Mountain Standard Time, at 1023 Baxter Lane, Bozeman, Montana 59715, for the following purposes:

1.	To elect two Class I directors to serve on the Company’s Board of Directors for a three year term until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Ehrardt, Keefe, Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

3.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on June 8, 2012 shall be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting. You may submit your proxy by mail or Internet, and you may revoke your proxy and vote in person if you decide to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 27, 2012: This Proxy Statement, along with our 2011 Annual Report on Form 10-K, are available at www.bacterin.com (click “About,” “Investor Info” and “SEC Filings”).

By order of the Board of Directors

/s/ Guy S. Cook
Guy S. Cook,
Chairman of the Board and
Chief Executive Officer

June 27, 2012

Information about Attending the Annual Meeting

Only stockholders of record on the record date of June 8, 2012, are entitled to notice of, and to attend or vote at, our Annual Meeting. If you plan to attend the meeting in person, please bring the following:

1. Proper identification.

2. Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker confirming that you beneficially owned shares of the Company’s common stock on the record date or (b) an account statement showing that you beneficially owned shares of the Company’s common stock on the record date.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 27, 2012

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	We are providing these proxy materials to you in connection with the Board’s solicitation of proxies for our 2012 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on July 27, 2012. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement and accompanying proxy card (or voting instruction card) are being mailed on or about June 27, 2012 to all stockholders entitled to vote at the Annual Meeting.

Q:	WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A:	The Annual Meeting will be held on July 27, 2012 at 10:30 a.m., Mountain Standard Time, at 1023 Baxter Lane, Bozeman, Montana 59715.

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:	This Proxy Statement contains information regarding our corporate governance practices, our board of directors, our named executive officers, the compensation of our board of directors and named executive offices, the proposals to be voted on at the Annual Meeting and certain other required information.

Q:	HOW MAY I OBTAIN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011?

A:	We have enclosed with this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Our Annual Report on Form 10-K can also be accessed through our website at www.bacterin.com (click “About,” “Investor Info” and “SEC Filings”). We filed our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on March 29, 2012.

Q:	WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect two Class I directors to serve on the Board until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Ehrardt, Keefe, Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

3.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote your shares “FOR” the nominees to the Board; and “FOR” the ratification of the appointment of EKS&H as our registered public accounting firm.

Q:	WHAT SHARES MAY I VOTE?

A:	Each share of our common stock issued and outstanding as of the close of business on June 8, 2012 (the “Record Date”) is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee (collectively, a “Broker”).

We had 42,449,048 shares of common stock issued and outstanding on the Record Date.

Q:	WHAT IS THE DIFFERENCE BETWEEN BEING A STOCKHOLDER OF RECORD AND BEING THE BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

A:	A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are registered in street name through a third party, such as a Broker. As summarized below, there are some distinctions between stockholders of record and beneficial owners.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, Corporate Stock Transfer. With respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to our designees, Guy S. Cook (our President and Chief Executive Officer) and John P. Gandolfo (our Chief Financial Officer and Secretary), or to any other person you wish to designate, or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to grant your voting proxy to Messrs. Cook and Gandolfo.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares registered in street name. With respect to such shares registered through a Broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your Broker. As the beneficial owner, you have the right to direct your Broker how to vote. You may use the voting instruction card provided by your Broker for this purpose. Even if you have directed your Broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your Broker giving you the right to vote the shares at the Annual Meeting.

Q:	WHO IS ENTITLED TO ATTEND THE ANNUAL MEETING AND WHAT ARE THE ADMISSION PROCEDURES?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Company’s common stock as of the Record Date or the voting instruction card provided by your Broker. The Annual Meeting will begin promptly at 10:30 a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	MAY I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A:	If you were a stockholder of record on the Record Date, you may vote your shares in person at the Annual Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Annual Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your Broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your Broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your Broker.

Stockholders of record may submit proxies by completing, signing, dating and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing and dating the voting instruction cards provided and mailing them to the address provided on the voting instructions card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Annual Meeting.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:	The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing and distributing these proxy materials.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	We intend to announce preliminary voting results at the Annual Meeting and will disclose results on a Form 8-K that will be filed not more than four business days following the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

The Company’s Board of Directors consists of three classes of directors with staggered terms of three years each. Our Class I directors currently consist of Guy Cook and Mitchell Godfrey. Our Class II director is Kent Swanson, and our Class III directors are Michael Lopach and Jon Wickwire. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. The term of our Class I directors expires at the Annual Meeting, and both of our current Class I directors are standing for re-election. Biographical information about our directors is provided below.

The Board of Directors recommends that you vote “FOR” the election of Messrs. Cook and Godfrey.

The names, ages and positions of our directors are as follows:

Name	Age	Position
Guy Cook	47	Chairman of the Board, Chief Executive Officer & President
Mitchell Godfrey	66	Director
Kent Swanson	67	Director
Michael Lopach	63	Director
Jon Wickwire	68	Director

The business experience of our directors for the past five years (and, in some instances, for prior years) is summarized below.

Nominees standing for re-election as Class I Directors:

Guy Cook, Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer, is considered an international expert in biofilm science and its application. He is widely published and has been invited to speak at many prominent biofilm conferences, including the “Anti-Infective Materials” Seminar in Tokyo and the FDA-CDRH Antimicrobial Device Efficacy Testing Seminar. Mr. Cook started his career as a product specialist in the Image Analysis Department for Laboratory Equipment Company in Chicago. He later became President of Delta Resources in Crystal Lake, Illinois, which specialized in developing customized image analysis solutions for the academic community. In 1996, he moved to Montana and worked as a Confocal Microscopist for the Center for Biofilm Engineering at the Montana State University where he developed several proprietary testing models for the medical device industry. Mr. Cook attended the University of Indiana and received Bachelor of Science degrees in Finance and Economics.

Mitchell Godfrey, Director, has been involved over the past 25 years in a number of private enterprises, including consulting for and participation in firms in the manufacturing, medical devices, nuclear, service and animal health industries.  Mr. Godfrey graduated from the University of Utah in 1968 with Bachelor of Science degrees in psychology and mathematics. He served as a Lieutenant in the U.S. Navy for four years in the 1960s.  Upon his return from overseas duty, he served as a director of the Utah Vietnam Agent Orange Program. He currently is the Chairman of the Montana based Crow Creek Falls Conservation Group and has been actively involved in many other organizations.  Mr. Godfrey joined us in October 2003 as our Chief Financial Officer until December 2007, when his primary responsibility was changed to investor relations.  Mr. Godfrey currently serves as a consultant.

Continuing Directors:

Kent Swanson, Director, was with Accenture for over 32 years, retiring from the firm in 2001 as a Senior Partner.  He held global leadership and management positions in a wide range of industries and geographies.  From 2001 to 2008, he was the Board Chair of ALN Medical Management; providing outsourced services for clinic-based physician practices.  Also from 2001 to 2008, he was Board Chair for Boys Hope Girls Hope of Colorado, a charitable organization providing a home and scholarship education for disadvantaged children with significant capabilities and promise.  From 2002 to 2009, he was a Board member, Audit Committee member and Compensation Committee Chair for MPC Computers.  Mr. Swanson graduated with distinction from the University of Minnesota earning an M.S. in Business and received an M.B.A. from the University of Chicago in 1969. Mr. Swanson serves as chairman of the Board’s Compensation Committee.

Michael Lopach, Director, is a certified public accountant with over 30 years of accounting experience.  Mr. Lopach spent 27 years of his career with Galusha, Higgens, Galusha & Co., the largest privately held accounting firm in Montana and northern Idaho, where he served as president and CEO.  In 1999, Mr. Lopach founded Lopach & Carparelli PC, an accounting firm that focuses on medical practitioners.  Mr. Lopach received his MBA from the University of Notre Dame.  Mr. Lopach serves as chairman of the Board’s Audit Committee.

Jon Wickwire, Director, is an attorney and founding shareholder of Wickwire Gavin, P.C., a national construction law firm which merged with Akerman Senterfitt, one of the top 100 law firms in the United States.  Mr. Wickwire served as lead counsel on major infrastructure litigation and alternative dispute resolutions, both domestically and internationally, throughout his 35 year career, and was the founding fellow of the American College of Construction Lawyers.  Mr. Wickwire also served as the founding chairman of the College of Scheduling, an organization dedicated to advancing the techniques, practice and profession of project scheduling, and has authored several books and articles on construction and public contract law, including Construction Management:  Law and Practice and The Construction Subcontracting Manual:  Practice Guide with Form.  Mr. Wickwire is a graduate of the University of Maryland and Georgetown University Law Center.  Mr. Wickwire also serves on the advisory board for Crunchies Food Company.  Mr. Wickwire serves as chairman of the Corporate Governance and Nominating Committee.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Director Independence

In accordance with the rules of the NYSE Amex, a majority of our Board members and all members of our audit, compensation and nominations and corporate governance committees are independent directors. Our independent Board members are Kent Swanson, Michael Lopach and Jon Wickwire.

Board Meetings; Attendance at Annual Shareholders Meeting

The Board of Directors met 9 times during fiscal 2011. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. The Company does not have a formal policy on Board member attendance at annual meetings of shareholders, but encourages Directors to attend. Three Directors attended the Company’s 2011 annual meeting of shareholders.

Board Leadership Structure

The Board is led by Guy Cook in his role as Chairman. Mr. Cook is also the President and Chief Executive Officer of the Company. The Board believes that Mr. Cook is best suited to serve as both Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. The Company does not have a lead director.

Shareholder Communications

The Board does not have a formal process for shareholders to send communications to the Board of Directors and does not feel that such a process is necessary at this time. If the Company receives shareholder communications that cannot be properly addressed by officers of the Company, the officers will bring the matter to the attention of the Board of Directors.

Corporate Governance

The Company has adopted a Code of Ethics for the CEO and Senior Financial Officers, as well as a Code of Conduct that applies to all directors, officers and employees. Our corporate governance materials, including our Code of Conduct and our Code of Ethics for the CEO and Senior Financial Officers, are available on our website at www.bacterin.com (click “About,” “Investor Info” and “Corporate Governance”).

Committees

Our Board has the following committees and committee members (all of whom are independent directors):

Audit	Compensation	Nominations & Corporate Governance
Mr. Lopach, Chair	Mr. Swanson, Chair	Mr. Wickwire, Chair
Mr. Swanson	Mr. Lopach	Mr. Swanson
Mr. Wickwire

All committee charters are posted on our website at www.bacterin.com (click “About,” “Investor Info” and “Corporate Governance”). A description of each Committee's function and number of meetings during fiscal 2011 follows.

Audit Committee

The purpose of the Audit Committee is to assist the oversight of our Board of Directors of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of the Company’s accounting and financial reporting process and audits of the financial statements of the Company. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of the Company; reviews the proposed scope of such audit; reviews accounting and financial controls of the Company with the independent auditor and our financial accounting staff; and reviews and approves transactions between the Company and directors, officers, and affiliates.

The Audit Committee currently consists of Messrs. Lopach, Swanson and Wickwire, each an independent director. Mr. Lopach serves as the Chairman of the Audit Committee. The Board of Directors has determined that Messrs. Lopach and Swanson (whose backgrounds are detailed above) each qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. The Audit Committee met 7 times during 2011.

Report of the Audit Committee

The Audit Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to Regulation S-K Item 407 (d)(3)(i)(A)-(C), the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2011 Annual Report on Form 10-K.

Respectfully submitted,

Michael Lopach

Kent Swanson

Jon Wickwire

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Compensation Committee

The primary purposes of the Compensation Committee are to determine or recommend the compensation of our CEO and other executive officers and to oversee the administration of the Amended and Restated Bacterin International Equity Incentive Plan. Our Compensation Committee currently consists of Kent Swanson and Michael Lopach, each of whom is an independent director. The Compensation Committee met 3 times during 2011.

Nominations and Corporate Governance Committee

The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company.

In identifying and evaluating candidates for membership on the Board of Directors, the Nominations and Corporate Governance Committee may take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors. The Nominations and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates recommended by shareholders because the Board of Directors does not consider such a policy necessary for the Company; however, the Nominations and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with the proxy rules.

The Nominations and Corporate Governance Committee currently consists of Messrs. Wickwire and Swanson, each of whom is an independent director. Mr. Wickwire serves as the Chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met 2 times in 2011.

Director Compensation

New independent Board members receive options to purchase 50,000 shares of our common stock, vesting after one year, with an exercise price equal to the closing price of our common stock on the date of grant.  Following the first year of service, Board members receive an annual continued service grant of options to purchase 30,000 shares of our common stock with an exercise price equal to the closing price for our common stock on the date of grant.  Directors also receive an annual retainer of $40,000 per year, and in 2011, the Audit Committee Chair received an additional $10,000 per year, and the other Committee Chairs received an additional $3,500 per year.  Beginning in 2012, all Committee Chairs will receive $10,000 per year. New member grants for Directors who joined in 2010 are included in our 2011 Director Compensation Table because we were in the process of re-evaluating our director compensation policy when the new directors joined the Board in 2010.

Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Mitch Godfrey (3)	$-	$218,400	$213,257	-	-	$95,000	$526,657
Kent Swanson	$43,500	$-	43,535	-	-	-	$87,035
Michael Lopach (4)	$50,000	$-	128,840	-	-	-	$178,840
Jon Wickwire (4)	$43,500	$-	128,840	-	-	-	$172,340

(1)	Our independent Board members receive an annual retainer of $40,000 per year, and in 2011, the Audit Committee Chair received an additional $10,000 per year, and the other Committee Chairs received an additional $3,500 per year.

(2)	New independent Board members receive options to purchase 50,000 shares of our common stock, vesting after one year, with an exercise price equal to the closing price of our common stock on the date of grant. Following the first year of service, independent Board members receive an annual continued service grant of options to purchase 30,000 shares with an exercise price equal to the closing price of our common stock on the date of grant.

(3)	Mitchell Godfrey serves as a consultant to the Company and all compensation paid to Mr. Godfrey was in payment for his services as a consultant. Mr. Godfrey does not receive any director fees or options for his service as a director.

(4)	Michael Lopach and Jon Wickwire became members of the Board in October of 2010, but did not receive their new director grants until 2011. They also received a continued service grant following their first anniversary of service as directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Guy Cook, our President, Chief Executive Officer and Chairman of the Board, serves as a board member of West Coast Tissue Services (“WCTS”) and formerly served as a director for American Donor Services (“ADS”). Mitchell Godfrey, a director, is on the board of ADS and also serves as secretary and treasurer for ADS. Neither Mr. Cook nor Mr. Godfrey receive any compensation for their board service or work for either entity.  Mr. Cook’s spouse also performs the bookkeeping and accounting services for ADS, but she received no compensation in 2011 or 2010 for her services.  Both of these entities recover tissue from donors.  We reimburse them for their recovery fees, which are comprised primarily of labor costs. The approximate aggregate amount of all transactions with WCTS was $510,500 for 2011 and $471,400 for 2010, and the approximate aggregate amount of all transactions with ADS was $1,765,908 for 2011 and $931,471 for 2010. These relationships benefit us, and thus Mr. Cook, as these entities provide us with donors, thus insuring that we have a pipeline of current and future donors, which is necessary to our success. In May of 2011, ADS converted a $600,000 accounts payable balance into 170,454 shares of our common stock and warrants to purchase 68,181 shares of our common stock, under the same terms as outside third party investors in a private placement transaction, and in December 2011 we wrote off an accounts receivable balance from WCTS in the approximate amount of $795,000. Mr. Cook and two of his adult children are also in the process of becoming a distributor of Bacterin products.  Although Mr. Cook will have limited day to day involvement in the operations of the distributor, he is economically involved as the Manager of the General Partner and as a guarantor of debt owed by the distributor in order to fund the acquisition of Bacterin products.  The distributor is in the process of purchasing $1.2 million in Bacterin products.

With unanimous approval of the disinterested directors, the following board members invested the following amounts in the Company’s 2011 private placement offering on the same terms as outside third parties: Guy Cook $500,000, Kent Swanson $147,500, and Michael Lopach $150,000. The Company raised a total of $3,027,504 in the private placement, which was priced at market value on the date each additional listing application was submitted to the NYSE Amex for approval. Investors also received 40% warrant coverage with a six month holding period and an exercise price at market value.

Unless delegated to the Compensation Committee by the Board of Directors, the Audit Committee reviews and approves all related party transactions and reviews and makes recommendations to the full Board of Directors, or approves, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company. Disinterested Directors review and approve related party transactions involving Audit Committee members.

Family Relationships

There are no family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, no director or officer of the Company has been involved in any of the following: (1) any bankruptcy petition filed by or against such person individually, or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Adverse Proceedings

As of the date of this proxy statement, there are no material proceedings to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 8, 2012, by (a) each of our directors and executive officers, (b) all of our directors and executive officers as a group, and (c) each person who is known by us to beneficially own 5% or more of our common stock.

Name (1)	Number of Shares Beneficially Owned (2)		Percentage of Shares Beneficially Owned (3)

Name of Beneficial Owner:
Guy S. Cook	12,092,000	(4)	28.5%
Mitchell Godfrey	1,012,133	(5)	2.4%
Kent Swanson	541,065	(6)	1.3%
Michael Lopach	151,185	(7)	*
Jon Wickwire	479,389	(8)	1.1%
John P. Gandolfo	113,920	(9)	*
Darrel Holmes	119,999	(10)	*
Nick Navarro	74,000	(11)	*
Gregory Juda	29,582	(12)	*
All executive officers and directors as a group (9 persons)	14,613,273		34.4%
Donald de Laski	2,915,769	(13)	6.9%

*	Less than 1% of outstanding shares of common stock.

(1)	The address of each person is c/o Bacterin International, Inc., 600 Cruiser Lane, Belgrade Montana 59714.

(2)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after June 8, 2012, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)	The calculation in this column is based upon 42,449,048 shares of common stock outstanding on June 8, 2012. The shares of common stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)	Includes (a) 11,932,588 shares of our common stock, (b) warrants to purchase 134,412 shares of our common stock, and (c) options to purchase 25,000 shares of our common stock held by Mr. Cook’s spouse. Does not include 1,000,000 shares transferred to a lender in connection with loan and pledge agreements, which must be returned to Mr. Cook upon repayment of the loan.

(5)	Includes (a) 711,467 shares of our common stock, (b) 50,666 shares of common stock owned by Mr. Godfrey’s spouse, and (c) options to purchase 250,000 shares of our common stock.

(6)	Includes (a) 221,223 shares of our common stock, (b) 200,000 shares held by a family limited partnership, (c) warrants to purchase 89,842 shares of our common stock, and (d) options to purchase 30,000 shares of our common stock.

(7)	Includes (a) 16,949 shares of our common stock, (b) 33,898 shares held by a 401(k) plan, (c) warrants to purchase 20,338 shares, and (d) options to purchase 80,000 shares.

(8)	Includes (a) 105,509 shares of our common stock, (b) 257,630 shares of common stock held by trusts, (c) warrants to purchase 36,250 shares of common stock, and (d) options to purchase 80,000 shares of our common stock.

(9)	Includes (a) 9,943 shares of our common stock held by an IRA, (b) warrants to purchase 3,977 shares of our common stock, and (c) vested options to purchase 100,000 shares of our common stock.

(10)	Includes vested options to purchase 119,999 shares of our common stock.

(11)	Includes vested options to purchase 74,000 shares of our common stock.

(12)	Includes vested options to purchase 29,582 shares of our common stock

(13)	Based on Schedule 13G filed by Donald de Laski. Includes (a) 2,650,769 shares of our common stock and (b) warrants to purchase 265,000 shares to purchase shares of our common stock.

Economic Ownership; Stock Ownership Guidelines

Because the table above is limited to shares that are owned or which the person has the right to acquire within 60 days, it does not present a complete view of the economic exposure our directors and executive officers have to the Company’s common stock. Excluded from the table above are unvested stock options and unvested warrants which will become vested more than 60 days from June 8, 2012.

EXECUTIVE OFFICERS

The following table sets for the certain information concerning each of our executive officers:

Name	Age	Position
Guy S. Cook	47	Chief Executive Officer, President and Director
John P. Gandolfo	51	Chief Financial Officer, Treasurer and Secretary
Darrel Holmes	58	Chief Operating Officer
Nicholas Navarro	33	National Sales Manager
Gregory Juda	36	Chief Scientific Officer

The business experience of our executive officers for the past five years (and, in some instances, for prior years) is summarized below.

Guy Cook, Chairman of the Board, Chief Executive Officer and President, is considered an international expert in biofilm science and its application. He is widely published and has been invited to speak at many prominent biofilm conferences, including the “Anti-Infective Materials” Seminar in Tokyo and the FDA-CDRH Antimicrobial Device Efficacy Testing Seminar. Mr. Cook started his career as a product specialist in the Image Analysis Department for Laboratory Equipment Company in Chicago. He later became President of Delta Resources in Crystal Lake, Illinois, which specialized in developing customized image analysis solutions for the academic community. In 1996, he moved to Montana and worked as a Confocal Microscopist for the Center for Biofilm Engineering at the Montana State University where he developed several proprietary testing models for the medical device industry. Mr. Cook attended the University of Indiana and received Bachelor of Science degrees in Finance and Economics.

John P. Gandolfo, Chief Financial Officer, joined Bacterin as its interim Chief Financial Officer on a part-time basis, effective June 4, 2010, and filled this position full time commencing on July 6, 2010.  Mr. Gandolfo has 25 years of experience as chief financial officer of rapidly growing private and publicly held companies with a primary focus in the life sciences, healthcare and medical device areas.  Mr. Gandolfo has had direct responsibility over capital raising, including four public offerings, financial management, mergers and acquisition transactions and SEC reporting throughout his professional career.  Prior to joining Bacterin, Mr. Gandolfo served as the Chief Financial Officer for Progenitor Cell Therapy LLC, a leading manufacturer of stem cell therapies. Prior to joining Progenitor, Mr. Gandolfo served as the Chief Financial Officer for Power Medical Interventions, Inc., a publicly held developer and manufacturer of computerized surgical stapling and cutter systems, from January 2007 to January 2009.  Prior to joining PMI, Mr. Gandolfo was the Chief Financial Officer of Bioject Medical Technologies, Inc., a publicly held supplier of needle-free drug delivery systems to the pharmaceutical and biotechnology industries, from September 2001 to May 2006, and served on the Bioject’s Board of Directors from September 2006 through May 2007. Prior to joining Bioject, Mr. Gandolfo was the Chief Financial Officer of Capital Access Network, Inc., a privately held specialty finance company, from 2000 through September 2001, and Xceed, Inc., a publicly held Internet consulting firm, from 1999 to 2000. From 1994 to 1999, Mr. Gandolfo was Chief Financial Officer and Chief Operating Officer of Impath, Inc., a publicly held, cancer-focused healthcare information company. From 1987 through 1994, he was Chief Financial Officer of Medical Resources, Inc., a publicly held manager of diagnostic imaging centers throughout the United States.  A graduate of Rutgers University, Mr. Gandolfo is a certified public accountant (inactive status) who began his professional career at Price Waterhouse.

Darrel Holmes, Vice President of Medical Devices, joined Bacterin in 2003 as Director of Operations. Mr. Holmes started his career as chemist and later Director of Operations for ICL Scientific. He later worked for Hycor Medical as the Director of Manufacturing, and then as Director of Operations at Stratagene Cloning Systems. Mr. Holmes moved to Montana and became the President of Big Spring Water in Bozeman. He holds several certificates including Environmental Inspector with the Environmental Assessment Association and is a Hazardous Materials Specialist. Mr. Holmes attended California State University at Long Beach and graduated with a Bachelor’s Degree in Biology. He has over 25 years of Technical Operations experience in the medical device and diagnostics industries.

Nicholas Navarro, National Sales Manager, has eight years of sales and management experience in the orthopedic industry. As the National Sales Manager, Mr. Navarro is responsible for managing Bacterin’s hybrid distribution force by supporting product sales for all Bacterin divisions. Prior to being promoted to this position in February 2012, Mr. Navarro served in various roles at Bacterin, starting as a Direct Representative, advancing to a Regional Sales Manager, and relocating to headquarters to serve as Vice President of Devices. Mr. Navarro’s previous experience includes sales roles with Johnson and Johnson, specializing in wound and infection management, and at Wright Medical as a Foot and Ankle Hardware Specialist. Mr. Navarro has a Psychology degree from the University of Iowa and a minor in Business. Mr. Navarro also contributes time and efforts to support Miracle Feet, which helps to correct club feet in developing countries.

Gregory A. Juda, Ph.D., Chief Scientific Officer, joined Bacterin International in 2005 and has played an integral role in the growth of Bacterin’s orthobiologics business.  During his time with the company, Dr. Juda has been responsible for guiding the development, commercialization, and marketing of three revolutionary, life-enhancing allograft products; Bacterin's OsteoSponge® allograft family, OsteoSelect® Demineralized Bone Matrix Putty, and hMatrix® Acellular Dermal Matrix. Dr. Juda is an expert in the design, manufacturing, regulation, and marketing of biologics and biologic based medical devices.  He was responsible for directing equipment, facility, and process validation efforts for Bacterin’s state-of-the-art allograft tissue processing facility.  These efforts included the design and validation of programs for tissue processing and decontamination, facility cleaning and monitoring, and sterilization of finished product.  Currently, Dr. Juda directs research and development efforts for Bacterin’s orthobiologic product lines and serves as the primary source of technical expertise for Bacterin’s direct and indirect sales initiatives.  Dr. Juda received a Bachelor of Science in Biochemistry from Virginia Polytechnic Institute and State University and a Doctorate of Philosophy in Biochemistry from Montana State University-Bozeman.

Potential Payments Upon Termination or Change-in-Control

Except for Mr. Gandolfo’s employment agreement described below, we currently have no employment agreements with any of our named executive officers  which have payments upon termination or change in control, nor any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our named executive officers, as the result of a change in control, or from a change in any named executive officer’s responsibilities following a change in control.

Pursuant to the terms of Mr. Gandolfo’s employment agreement, if Mr. Gandolfo’s employment with our company is terminated by us in connection with a “Change of “Control” (as defined therein), Mr. Gandolfo shall be eligible to receive 12 months’ salary as severance, if he has delivered to us a complete release of any claims against us in form and substance reasonably satisfactory to us and if Mr. Gandolfo has not breached any section of his employment agreement.  The severance payments payable to Mr. Gandolfo will be paid biweekly through automatic deposits; provided that the initial payment of any severance hereunder shall begin on the eighth day after Mr. Gandolfo has signed the aforementioned release.  A “Change of Control” is defined in Mr. Gandolfo’s employment agreement to consist of either Guy Cook no longer serving as the Chief Executive Officer or a sale of all or substantially all of the assets of the Company.

EXECUTIVE COMPENSATION

The table below summarizes the compensation earned for services rendered to Bacterin International Holdings, Inc. f/ka/ K-Kitz, Inc. and Bacterin International, Inc. in all capacities, for the fiscal years indicated, by its Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary		Bonus		Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Guy S. Cook	2011	$500,000		$50,000		$-	$-		$-	$-	$-		$550,000
Chief Executive Officer	2010	240,000	-		-	-	-		-	-	-		240,000

John Gandolfo (1)	2011	290,000		35,000					-	-	-		325,000
Chief Financial Officer	2010	140,000	-		-	-	1,738,236	(2)	-	-	-		1,878,236

Darrel Holmes	2011	162,692	-		-	-	-		-	-	-		162,692
Chief Operating Officer	2010	100,000		30,000	-	-	-		-	-	-		130,000

Robert Taggart (3)	2011	240,000	-		-	-	-		-	-	298,578	(4)	538,578
EVP – National Sales	2010	249,230		3,800	-	-	-		-	-	176,417	(4)	429,447

(1)	Mr. Gandolfo joined Bacterin as interim Chief Financial Officer on a part-time basis effective June 4, 2010 and filled the position full time commencing July 6, 2010.

(2)	The following assumptions were used in the valuation of this option award:

Risk Free Rate of .82%,

Expected Term of 2.5 years,

Volatility of 52%, and

Dividend Yield 0%

(3)	We sent a 90 day notice of termination to Mr. Taggart on November 17, 2011 and Mr. Taggart’s last day of employment was February 15, 2012.

(4)	Commission

The following table shows information about Outstanding Equity Awards to Executive Officers as of December 31, 2011

			Option Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Guy Cook	-	-	-	-	-
John Gandolfo	50,000	-	200,000	$1.60	6/3/2020
Darrel Holmes	45,000	-	-	$0.10	10/9/2013
	30,000	-	-	$1.34	10/9/2016
	44,999	-	30,000	$1.50	12/29/2018
Robert Taggart		300,000	200,000	$1.50	11/17/2018

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) requires directors, executive officers and holders of more than 10% of an equity security registered pursuant to Section 12 of the Exchange Act of 1934 to file various reports with the SEC. To the Company’s knowledge, based solely on our review of the Section 16 reports furnished to us in 2011, we believe all reports required pursuant to Section 16(a) were filed on a timely basis except for the following: (i) we asked Robert Taggart, our former Executive Vice President – National Sales, to begin filing Section 16 reports on September 7, 2011. Despite repeated requests and reminders, Mr. Taggart did not file his Form 3 until December 12, 2011; and (ii) Mr. Taggart failed to file a Form 4 for his sale of approximately 90,000 shares of our common stock on or about December 16, 2011 despite our request for him to do so.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On June 2, 2011, the Audit Committee of our Board of Directors engaged Ehrhardt, Keefe, Steiner & Hottman PC (“EKS&H”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and dismissed Child, Van Wagoner & Bradshaw, PLLC (“CVWB”) from that role. The change in accountants was recommended and approved by the Audit Committee of the Company's Board of Directors. We are seeking shareholder ratification of the appointment of EKS&H as our independent registered public accounting firm for the fiscal year ending December 31, 2012. If the stockholders fail to ratify the appointment of EKS&H, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and our stockholders.

The reports of EKS&H and CVWB on the financial statements of the Company as of and for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2010 and through the date of dismissal, (i) there were no disagreements with CVWB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of CVWB, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Prior to filing the foregoing disclosure on Form 8-K, the Company requested that CVWB furnish the Company with a letter addressed to the SEC stating whether it agreed with the disclosure, and if not, stating the respects in which it did not agree. A copy of CVWB’s letter is attached as Exhibit 16.1 to our Form 8-K filed with the SEC on June 3, 2011.

During the fiscal year ended December 31, 2010 and through the date the Company engaged EKS&H, neither the Company, nor anyone acting on its behalf, consulted with EKS&H regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that EKS&H concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We do not expect representatives from EKS&H to attend the Annual Meeting.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of EKS&H as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit and Non-audit Fees

Ehrhardt, Keefe, Steiner & Hottman PC (“EKS&H”) served as the independent registered public accounting firm to audit our books and accounts for the fiscal year ending December 31, 2011 and Child, Van Wagoner & Bradshaw, PLLC (“CVWB”) served as the independent registered public accounting firm to audit our books and accounts for the fiscal year ending December 31, 2010. The following table presents the aggregate fees billed for professional services rendered by EKS&H for the year ended December 31, 2011 and by CVWB for the year ended December 31, 2010.

	2011	2010
Audit fees	$144,000	$84,010
Audit-related fees	43,000	-
Tax fees	-	-
All other fees	-	-

In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees billed by the independent accountant for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Audit Committee’s Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent accountants. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting.

The Audit Committee approved 100% of the services provided by EKS&H and CVWB.

ADDITIONAL INFORMATION

Shareholder Proposals

Proposals by shareholders that are submitted for inclusion in our proxy statement for our 2013 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, shareholder proposals must be received by our Corporate Secretary at Bacterin International Holdings, Inc., 664 Cruiser Lane, Belgrade, MT 59714 by February 27, 2013.

Householding Information

If you share an address with any of our other stockholders, your household might receive only one copy of our proxy statement, unless you have instructed us otherwise. This delivery method is referred to as "householding" and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us at (406) 388-0480 or send your request in writing to us at the following address: 664 Cruiser Lane, Belgrade, MT 59714, Attention: Corporate Secretary.

OTHER MATTERS

Whether or not you plan to attend the meeting, please vote over the Internet or complete, sign and return the proxy card or voting instruction form sent to you in the envelope provided.

Our 2011 Annual Report on Form 10-K, which is not a part of this proxy statement and is not proxy soliciting material, is enclosed.

By order of the Board of Directors,

/s/ Guy S. Cook
Chairman of the Board of Directors

Belgrade, Montana

June 27, 2012

Appendix A

PROXY	BACTERIN INTERNATIONAL HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JULY 27, 2012

The undersigned hereby appoints Guy S. Cook and John P. Gandolfo, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Bacterin International Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 a.m. local time on July 27, 2012 at 1023 Baxter Lane, Bozeman, Montana 59715, and at any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Item 1 – Election of Class I Directors

	For	Withhold
Class I – Guy Cook	☐	☐
Class I – Mitchell Godfrey	☐	☐

The Board of Directors recommends a vote FOR the listed nominees under Item 1.

Item 2 – Ratification of Independent Auditors

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR Item 2.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Date:

Signature

Signature (Joint Owners)

Address Changes/Comments:

Please indicate whether you plan to attend this meeting: ☐